Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath Vice President — External Financial Communications
(203) 629-3000
W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Operating ROE 14.7%; Book Value per Share Up 9%
     Greenwich, CT, October 26, 2009 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the third quarter of 2009 of $98 million, or 59 cents per share, compared with a net loss of $28 million, or 17 cents per share, for the third quarter of 2008. Operating income for the third quarter of 2009 was $112 million, or 67 cents per share, compared with $103 million, or 63 cents per share, for the corresponding quarter of 2008. Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2009	2008	2009	2008
Gross premiums written	$1,096,740	$1,120,134	$3,299,559	$3,520,117
Net premiums written	969,329	996,333	2,901,713	3,145,447

Net income (loss)	97,722	(27,880)	174,763	240,815
Net income (loss) per diluted share	0.59	(0.17)	1.05	1.37

Operating income	111,746	102,546	328,972	391,283
Operating income per diluted share	0.67	0.63	1.97	2.23

W. R. Berkley Corporation	Page 2
Third quarter highlights included:
•	Annualized operating return on equity was 14.7%.

•	Book value per share increased by 9% to $22.42.

•	Investment income increased 15%.

•	GAAP combined ratio was 95.0%.

•	Cash flow from operations was $268 million (before cash transferred to investment trading account).
     Commenting on the Company’s activities, William R. Berkley, chairman and chief executive officer, said: “We were pleased with our third quarter results. Investment income increased by 15%, the combined ratio was 95% and the operating return on equity was 14.7%. Our balanced approach to managing the insurance cycle and our overall conservative risk management have enabled us to meet our risk-adjusted return objectives, even as we approach the bottom of the insurance cycle.
     “Our capital position is exceptionally strong, and we have approximately $500 million of available liquidity at the holding company. The duration of the investment portfolio continues to be slightly shorter than the duration of our liabilities, while maintaining an average credit quality of AA.
     “Although the insurance cycle has not yet turned, for the quarter pricing on renewal business year over year is down less than one half percent and our premium volume is down less than three percent. New business from our start-ups is, in part, offsetting premium declines from our established companies.
     “At current pricing levels with existing low interest rates, we believe the industry is operating at a net loss on an accident year basis; and a turn in the cycle is inevitable. We anticipate modest improvement in the economy and a turn in the insurance pricing environment in the first half of next year. We continue to believe that we will meet our objective of a return of 15% on equity,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, October 27, 2009 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com, and related charts will be posted there prior to the call. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2009 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; the potential impact of the current conditions in the financial markets and the ongoing economic downturn on our results and financial condition, particularly if such conditions continue; the potential impact of current legislative, regulatory, accounting and other initiatives taken or which may be taken in response to the current conditions in the financial markets and the ongoing economic downturn; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, merger arbitrage and private equity investments; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the impact of significant and increasing competition; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; exposure as to coverage for terrorist acts; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; the impact of current conditions in the financial markets and the ongoing economic downturn on our ability to raise debt or equity capital if needed; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2009 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2009	2008	2009	2008
Revenues:
Net premiums written	$969,329	$996,333	$2,901,713	$3,145,447
Change in unearned premiums	(26,189)	58,908	(28,193)	108,814

Net premiums earned	943,140	1,055,241	2,873,520	3,254,261
Net investment income	141,029	122,345	411,380	423,449
Income (losses) from investment funds	(25,657)	31,057	(178,552)	28,389
Insurance service fees	22,039	25,628	73,879	77,501
Net investment gains (losses):
Net realized gains on investment sales	9,594	8,080	72,210	80,946
Other-than-temporary impairments	(5,316)	(228,110)	(139,448)	(329,113)
Portion of impairments reclassified to (from) other comprehensive income	(195)	—	8,409	—

Net investment gains (losses)	4,083	(220,030)	(58,829)	(248,167)

Revenues from wholly-owned investees	51,201	40,496	132,046	92,515
Other income	474	893	1,584	2,025

Total revenues	1,136,309	1,055,630	3,255,028	3,629,973

Expenses:
Losses and loss expenses	585,964	694,254	1,793,676	2,056,998
Other operating costs and expenses	353,122	358,580	1,075,983	1,115,002
Expenses from wholly-owned investees	49,849	39,337	126,594	90,615
Interest expense	21,599	20,251	62,036	64,391

Total expenses	1,010,534	1,112,422	3,058,289	3,327,006

Income (loss) before income taxes	125,775	(56,792)	196,739	302,967
Income tax (expense) benefit	(27,987)	28,964	(21,803)	(61,915)

Net income (loss) before noncontrolling interests	97,788	(27,828)	174,936	241,052
Noncontrolling interests	(66)	(52)	(173)	(237)

Net income (loss) to common shareholders	$97,722	$(27,880)	$174,763	$240,815

Net income (loss) per share:
Basic	$0.61	$(0.17)	$1.09	$1.43

Diluted	$0.59	$(0.17)	$1.05	$1.37

Average shares outstanding:
Basic	160,468	162,675	160,520	168,826
Diluted	166,736	162,675	166,765	175,369

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Third Quarter		Nine Months
	2009	2008	2009	2008
Specialty (2):
Gross premiums written	$352,372	$373,078	$1,112,155	$1,207,800
Net premiums written	300,512	335,782	961,752	1,109,508
Premiums earned	326,645	389,967	1,030,625	1,228,720
Pre-tax income	56,211	87,147	149,875	308,662
Loss ratio	63.8%	62.9%	62.2%	59.9%
Expense ratio	31.5%	28.8%	30.6%	28.2%
GAAP combined ratio	95.3%	91.7%	92.8%	88.1%

Regional (2):
Gross premiums written	$311,430	$343,016	$951,676	$1,077,644
Net premiums written	277,097	299,504	836,862	938,368
Premiums earned	276,369	306,892	843,888	927,585
Pre-tax income	30,287	17,894	60,329	80,973
Loss ratio	62.6%	69.3%	63.4%	66.8%
Expense ratio	33.1%	32.5%	33.5%	31.9%
GAAP combined ratio	95.7%	101.8%	96.9%	98.7%

Alternative Markets:
Gross premiums written	$191,493	$201,347	$554,327	$590,592
Net premiums written	169,214	178,634	494,415	517,447
Premiums earned	149,606	157,149	452,908	468,243
Pre-tax income	42,713	51,800	110,108	165,480
Loss ratio	63.9%	64.8%	64.1%	62.2%
Expense ratio	26.6%	24.2%	25.4%	23.8%
GAAP combined ratio	90.5%	89.0%	89.5%	86.0%

Reinsurance (2):
Gross premiums written	$131,779	$104,507	$355,852	$367,555
Net premiums written	122,963	99,368	330,851	347,960
Premiums earned	107,045	124,710	306,925	408,911
Pre-tax income	26,261	29,540	50,488	96,473
Loss ratio	57.1%	68.9%	59.1%	66.1%
Expense ratio	39.7%	33.7%	39.3%	34.3%
GAAP combined ratio	96.8%	102.6%	98.4%	100.4%

International:
Gross premiums written	$109,666	$98,186	$325,549	$276,526
Net premiums written	99,543	83,045	277,833	232,164
Premiums earned	83,475	76,523	239,174	220,802
Pre-tax income	9,496	13,440	16,384	31,365
Loss ratio	57.4%	63.3%	61.1%	63.6%
Expense ratio	41.0%	36.7%	39.1%	37.7%
GAAP combined ratio	98.4%	100.0%	100.2%	101.3%
(Continued)

W. R. Berkley Corporation	Page 6
Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	Third Quarter		Nine Months
	2009	2008	2009	2008
Corporate and Eliminations:
Net investment gains (losses)	$4,083	$(220,030)	$(58,829)	$(248,167)
Interest expense	(21,599)	(20,251)	(62,036)	(64,391)
Other revenues and expenses (3)	(21,677)	(16,332)	(69,580)	(67,428)
Pre-tax loss	(39,193)	(256,613)	(190,445)	(379,986)

Total:
Gross premiums written	$1,096,740	$1,120,134	$3,299,559	$3,520,117
Net premiums written	969,329	996,333	2,901,713	3,145,447
Premiums earned	943,140	1,055,241	2,873,520	3,254,261
Pre-tax income (loss)	125,775	(56,792)	196,739	302,967
Loss ratio	62.1%	65.8%	62.4%	63.2%
Expense ratio	32.9%	30.3%	32.3%	30.0%
GAAP combined ratio	95.0%	96.1%	94.7%	93.2%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the third quarters of 2009 and 2008, weather-related losses were $23 million and $62 million, respectively. For the first nine months of 2009 and 2008, weather-related losses were $59 million and $108 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30,	December 31,
	2009	2008
Net invested assets (1)	$13,725,103	$12,522,360
Total assets	17,392,514	16,121,158
Reserves for losses and loss expenses	9,115,137	8,999,596
Senior notes and other debt	1,340,295	1,021,869
Junior subordinated debentures	249,742	249,584
Total equity (2) (3)	3,608,545	3,051,680
Common stockholders’ equity (4)	3,603,045	3,046,319
Common shares outstanding (4)	160,734	161,467
Common stockholders’ equity per share	22.42	18.87

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	The Company adopted FASB Statement 160, “Non-controlling Interests in Consolidated Financial Statements”, (Accounting Standards Codification Topic 810-10-65) effective January 1, 2009. This guidance requires that noncontrolling (minority) interests in a subsidiary be reported as equity in the consolidated financial statements. The presentation requirements were applied retrospectively to the 2008 financial statements. The effect of the adoption of this guidance was to increase total equity as of December 31, 2008 by $5 million.

(3)	After-tax unrealized investment gains were $249 million at September 30, 2009, compared with after-tax unrealized investment losses of $142 million at December 31, 2008. Unrealized currency translation losses were $45 million and $72 million as of September 30, 2009 and December 31, 2008, respectively.

(4)	During the first nine months of 2009, the Company repurchased 1.6 million shares of its common stock for $32 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2009	2008	2009	2008

Reconciliation of operating income to net income (loss):

Operating income (1)	$111,746	$102,546	$328,972	$391,283
Investment gains (losses), net of tax	2,653	(143,020)	(38,150)	(161,328)
Income (losses) from investment funds, net of tax	(16,677)	20,187	(116,059)	18,453
Effective tax rate adjustment	—	(7,593)	—	(7,593)

Net income (loss)	$97,722	$(27,880)	$174,763	$240,815

Return on equity:

Net income (2)	12.8%	N/M	7.6%	8.9%
Operating income (2)	14.7%	11.4%	14.4%	14.5%

Cash flow:

Cash flow from operations before cash transfers to/from trading account (3)	$267,870	$378,305	$548,638	$736,156
Cash transfers to/from trading account	(93,341)	—	(383,341)	50,000

Cash flow from operations	$174,529	$378,305	$165,297	$786,156

Other operating costs and expenses:
Underwriting expenses	$310,618	$320,184	$927,544	$976,598
Service expenses	19,770	21,513	62,330	66,009
Net foreign currency (gains) losses	(4,631)	(4,021)	1,328	(7,345)
Other costs and expenses	27,365	20,904	84,781	79,740

Total	$353,122	$358,580	$1,075,983	$1,115,002

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income (loss) excluding income or losses from investment funds and net investment gains and losses. The Company refined its definition of operating income beginning with the second quarter of 2009. Management believes that excluding income and losses from investment funds and net investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.